Freshworks Reports First Quarter 2022 Results
•First quarter revenue grew 42% year over year
•Continued business efficiency with $1.4 million in net cash from operating activities
•Net dollar retention rate increased to 115%, up 1 percentage point quarter-over-quarter

San Mateo, Calif. – May 3, 2022 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its first quarter ended March 31, 2022.

“We’re off to a strong start to the year with Q1 revenue growth of 42% year over year," said Girish Mathrubootham, CEO and founder of Freshworks. "We made progress on our 2022 product priorities with the launch of Freshworks CRM for e-commerce, while increasing net dollar retention to 115%, and continuing to run our business efficiently.”

First Quarter 2022 Financial Summary Results

•Revenue: Total revenue was $114.6 million, representing growth of 42% compared to the first quarter of 2021.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(47.1) million, compared to $(1.7) million in the first quarter of 2021.

•Non-GAAP (Loss) from Operations: Non-GAAP (loss) from operations was $(0.6) million, compared to $(0.6) million in the first quarter of 2021.

•GAAP Net (Loss) Income Per Share: GAAP basic and diluted net (loss) per share was $(0.18) based on 278.2 million weighted-average shares outstanding, compared to GAAP basic net income per share and diluted net (loss) per share of $0.89 and $(0.01), respectively, based on 77.7 million and 233.4 million weighted-average shares outstanding in the first quarter of 2021, respectively.

•Non-GAAP Net (Loss) Per Share: Non-GAAP basic and diluted net (loss) per share was $(0.01) based on 278.2 million weighted-average shares outstanding, compared to $(0.02) based on 77.7 million weighted-average shares outstanding in the first quarter of 2021.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $1.4 million, compared to $7.8 million in the first quarter of 2021.

•Free Cash Flow: Free cash flow was $(1.4) million, compared to $4.8 million in the first quarter of 2021.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.2 billion as of March 31, 2022.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

First Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 15,639, an increase of 27% year-over-year.

•Net dollar retention rate was 115%, compared to 114% in the fourth quarter of 2021 and 112% in the first quarter of 2021.

•Welcomed new customers to the Freshworks community including: California Credit Union, Kuka, Marymount Manhattan College, Sodexo, Ticket Network, Thermo Fisher, and more.

•Launched Freshworks CRM for e-commerce, a solution built for consumer companies that integrates conversational marketing and support.

•Announced new partnerships with Shopify, Device42, Good Data and Yext, and the completion of 150 projects with Tata Consultancy Services (TCS).

Financial Outlook

We are providing estimates for the second quarter and full year 2022 based on current market conditions and expectations. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the second quarter and full year 2022, Freshworks currently expects the following results:

Second Quarter 2022
Total revenue of $117.0 million - $119.0 million
Non-GAAP loss from operations of $18.5 million - $16.5 million
Non-GAAP net loss per share(1) of $0.08 - $0.06

Full Year 2022
Total revenue of $495.5 million - $501.5 million
Non-GAAP loss from operations of $43.5 million - $37.5 million
Non-GAAP net loss per share(1) of $0.18 - $0.16

(1) Non-GAAP net loss per share was estimated assuming 284.4 million weighted-average shares outstanding for the second quarter and full year 2022.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Freshworks has not reconciled its estimates for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort. Freshworks has provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for its first quarter 2022 non-GAAP results included in this press release.

Webcast and Conference Call Information

Freshworks will host a conference call for investors on May 3, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss per share, non-GAAP net loss attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the second quarter and full year 2022, our financial outlook, our ability to continue to run the business efficiently, and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on Freshworks’ current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to maintain or grow the momentum of our business and operations; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, continuing geopolitical instability resulting from the conflict between Russia and Ukraine, and the ongoing COVID-19 pandemic; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability; our ability to sustain or manage any future growth effectively; potential interruptions or performance problems, including a service outage, associated with our technology and the impact of challenges related to being a newly listed public company, as well as the other potential factors described under "Risk Factors" included in Freshworks’ Annual Report on Form 10-K for the year ended December 31, 2021 and other documents of Freshworks Inc. on file with the Securities and Exchange Commission (available at www.sec.gov).

Freshworks cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to Freshworks at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. Freshworks assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks makes it fast and easy for businesses to delight their customers and employees. We do this by taking a fresh approach to building and delivering software that is affordable, quick to implement, and designed for the end user. Headquartered in San Mateo, California, Freshworks has a dedicated team operating from 13 global locations to serve 50,000+ customers including Bridgestone, Chargebee, DeliveryHero, ITV, Klarna, Multichoice, OfficeMax, TaylorMade and Vice Media. For more information visit www.freshworks.com.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2022 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any first parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$114,637	$80,587
Cost of revenue(1)	22,395	16,693
Gross profit	92,242	63,894
Operating expense:
Research and development(1)	30,717	15,395
Sales and marketing(1)	71,466	42,508
General and administrative(1)	37,183	7,706
Total operating expenses	139,366	65,609
Loss from operations	(47,124)	(1,715)
Interest and other income, net	602	373
Loss before income taxes	(46,522)	(1,342)
Provision for income taxes	2,537	1,073
Net loss	(49,059)	(2,415)
Decretion of redeemable convertible preferred stock	—	216,131
Undistributed earnings allocated to preferred stockholders	—	(144,221)
Net (loss) income attributable to common stockholders - basic	$(49,059)	$69,495
Undistributed earnings allocated to preferred stockholders	—	144,221
Decretion of redeemable convertible preferred stock	—	(216,131)
Net loss attributable to common stockholders - diluted	$(49,059)	$(2,415)

Net (loss) income per share attributable to common stockholders - basic	$(0.18)	$0.89
Net loss per share attributable to common stockholders - diluted	$(0.18)	$(0.01)
Weighted average shares used in computing net (loss) income per share attributable to common stockholders - basic	278,186	77,696
Weighted average shares used in computing net loss per share attributable to common stockholders - diluted	278,186	233,440

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$1,526	$—
Research and development	8,309	—
Sales and marketing	12,536	—
General and administrative	24,254	—
Total stock-based compensation expense	$46,625	$—

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$603,466	$747,861
Marketable securities	594,332	575,679
Accounts receivable, net	48,482	51,756
Deferred contract acquisition costs	15,729	14,640
Prepaid expenses and other current assets	37,681	31,440
Total current assets	1,299,690	1,421,376
Property and equipment, net	21,089	21,478
Operating lease right-of-use assets	28,237	—
Deferred contract acquisition costs, noncurrent	15,243	15,007
Intangible assets, net	1,270	1,894
Goodwill	6,181	6,181
Deferred tax assets	5,858	6,284
Other assets	13,113	10,592
Total assets	$1,390,681	$1,482,812
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,798	$6,321
Accrued liabilities	53,100	55,829
Deferred revenue	174,412	160,173
Income tax payable	385	1,023
Total current liabilities	231,695	223,346
Operating lease liabilities, non-current	26,934	—
Other liabilities	20,834	21,427
Total liabilities	279,463	244,773
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,435,568	4,509,724
Accumulated other comprehensive loss	(4,353)	(747)
Accumulated deficit	(3,320,000)	(3,270,941)
Total stockholders' equity	1,111,218	1,238,039
Total liabilities and stockholders' equity	$1,390,681	$1,482,812

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(49,059)	$(2,415)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,973	3,201
Amortization of deferred contract acquisition costs	4,275	2,659
Non-cash lease expense	1,404	—
Stock-based compensation	46,625	—
Premium amortization on marketable securities	766	363
Change in fair value of equity securities	(85)	(27)
Deferred income taxes	309	—
Other	754	(67)
Changes in operating assets and liabilities:
Accounts receivable	3,160	(2,833)
Deferred contract acquisition costs	(5,600)	(4,790)
Prepaid expenses and other assets	(8,685)	3,299
Accounts payable	(2,059)	689
Accrued and other liabilities	(4,972)	(9,277)
Deferred revenue	14,239	16,975
Operating lease liabilities	(2,690)	—
Net cash provided by operating activities	1,355	7,777
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,397)	(1,987)
Proceeds from sale of property and equipment	17	102
Capitalized internal-use software	(1,344)	(956)
Purchases of marketable securities	(151,408)	(26,381)
Sales of marketable securities	58,736	2,510
Maturities and redemptions of marketable securities	69,750	42,462
Net cash (used in) provided by investing activities	(25,646)	15,750
Cash Flows from Financing Activities:
Proceeds from exercise of stock options	28	21
Payment of withholding taxes on net share settlement of equity awards	(119,948)	—
Payment of deferred offering costs	(109)	(28)
Net cash (used in) financing activities	(120,029)	(7)
Net (decrease) increase in cash, cash equivalents and restricted cash	(144,320)	23,520
Cash, cash equivalents and restricted cash, beginning of period	747,864	98,331
Cash, cash equivalents and restricted cash, end of period	$603,544	$121,851

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of gross profit and gross margin:
GAAP gross profit	$92,242	$63,894
Non-GAAP adjustments:
Stock-based compensation expense	1,526	—
Employer payroll taxes on employee stock transactions	(55)	—
Amortization of acquired intangibles	525	969
Non-GAAP gross profit	$94,238	$64,863
GAAP gross margin	80.5%	79.3%
Non-GAAP gross margin	82.2%	80.5%

Reconciliation of operating expenses:
GAAP research and development	$30,717	$15,395
Non-GAAP adjustments:
Stock-based compensation expense	(8,309)	—
Employer payroll taxes on employee stock transactions	178	—
Non-GAAP research and development	$22,586	$15,395
GAAP research and development as percentage of revenue	26.8%	19.1%
Non-GAAP research and development as percentage of revenue	19.7%	19.1%

GAAP sales and marketing	$71,466	$42,508
Non-GAAP adjustments:
Stock-based compensation expense	(12,536)	—
Employer payroll taxes on employee stock transactions	488	—
Amortization of acquired intangibles	(99)	(99)
Non-GAAP sales and marketing	$59,319	$42,409
GAAP sales and marketing as percentage of revenue	62.3%	52.7%
Non-GAAP sales and marketing as percentage of revenue	51.7%	52.6%

GAAP general and administrative	$37,183	$7,706
Non-GAAP adjustments:
Stock-based compensation expense	(24,254)	—
Employer payroll taxes on employee stock transactions	(29)	—
Non-GAAP general and administrative	$12,900	$7,706
GAAP general and administrative as percentage of revenue	32.4%	9.6%
Non-GAAP general and administrative as percentage of revenue	11.3%	9.6%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of operating (loss) and operating margin:
GAAP (loss) from operations	$(47,124)	$(1,715)
Non-GAAP adjustments:
Stock-based compensation expense	46,625	—
Employer payroll taxes on employee stock transactions	(692)	—
Amortization of acquired intangibles	624	1,068
Non-GAAP (loss) from operations	$(567)	$(647)
GAAP operating margin	(41.1)%	(2.1)%
Non-GAAP operating margin	(0.5)%	(0.8)%

Reconciliation of net (loss) income attributable to common stockholders:
GAAP net (loss) income attributable to common stockholders - basic	$(49,059)	$69,495
Non-GAAP adjustments:
Undistributed earnings allocated to preferred stockholders	—	144,221
Decretion of redeemable convertible preferred stock	—	(216,131)
Stock-based compensation expense	46,625	—
Employer payroll taxes on employee stock transactions	(692)	—
Amortization of acquired intangibles	624	1,068
Income tax adjustments	381	—
Non-GAAP net (loss) attributable to common stockholders - basic and diluted	$(2,121)	$(1,347)

Reconciliation of net (loss) income per share - basic and diluted:
GAAP net (loss) income per share attributable to common stockholders - basic	$(0.18)	$0.89
Non-GAAP adjustments:
Undistributed earnings allocated to preferred stockholders	—	1.86
Decretion of redeemable convertible preferred stock	—	(2.78)
Stock-based compensation expense	0.17	—
Employer payroll taxes on employee stock transactions	—	—
Amortization of acquired intangibles	—	0.01
Income tax adjustments	—	—
Non-GAAP net (loss) per share attributable to common stockholders - basic and diluted	$(0.01)	$(0.02)
Weighted-average shares used in computing GAAP and non-GAAP net (loss) per share attributable to common stockholders - basic and diluted	278,186	77,696

Computation of free cash flow:
Net cash provided by operating activities	$1,355	$7,777
Less:
Purchases of property and equipment	(1,397)	(1,987)
Capitalized internal-use software	(1,344)	(956)
Free cash flow	$(1,386)	$4,834
Net cash (used in) provided by investing activities	$(25,646)	$15,750
Net cash (used in) financing activities	$(120,029)	$(7)